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                                                                    Exhibit 3.3

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

                  The parties to this Registration Rights Agreement (the "Agreement") are MIRACOM CORPORATION, a Nevada corporation (the "Company"), and the Holder (the "Holder") named on and executing the signature page below.

                  The Holder is purchasing from the Company ________ shares of the common stock (the "Common Stock") of the Company. The Company desires to grant to the Holder the registration rights set forth below with respect to the shares of Common Stock.

                  Therefore, the parties hereby agree as follows:

                  1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                           (a) "Securities Act" means the Securities Act of
1933, as amended.

                           (b) "Exchange Act" means the Securities Exchange Act
of 1934, as amended.

                           (c) "Register," "registered," and "registration"
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                           (d) "Registrable Securities" means that number of
shares of Common Stock purchased by the Holder and any additional shares of Common Stock that may be issued by the Company as a dividend or other distribution in respect of those shares.

                           (e) "SEC" means the Securities and Exchange
Commission.

                  2.       PIGGY-BACK REGISTRATION.

                  (a) If at any time prior to May 1, 2002, the Company proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except in connection with registration statements on Forms S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), then the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration setting forth a description of intended method of distribution and indicating Holder's right under such proposed registration, and upon the request of the Holder delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company shall include such Registrable Securities held by the Holder and requested to be included in such registration, subject to any


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underwriter's cutback or lock-up of the Registrable Securities as mutually agreed between Holder, the Company and the underwriter, if the registration statement relates to an underwritten public offering by the Company. The Company's obligation to give such notice and to register such Registrable Securities shall terminate as to those Registrable Securities that are no longer owned by the Holder.

                  (b) If, at any time after giving such written notice of the Company's intention to register any of the Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to file the registration statement wherein the Registrable Securities would be registered or to delay the registration of such Registrable Securities, at its sole election, the Company may give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration).

                  (c) The Company shall not be required to include any of the Registrable Securities in the registration statement relating to an underwritten offering of the Company's securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, if any (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request. If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriters prior to the initial filing of the registration statement with the SEC. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (d) The Company may, in its sole discretion and without the consent of the Holder, withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but such abandonment shall not preclude subsequent request for registration pursuant to this Section 2.

                  (e) The Company shall use its best efforts to maintain the effectiveness of the registration statement until the earlier of (i) the date that all of the Registrable Securities included therein have been sold, or (ii) the date the Holder receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, subject only to applicable volume limitations under Rule 144 promulgated by the SEC.

                  3. COOPERATION WITH THE COMPANY.

                  (a) The Holder will cooperate with the Company in all respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.



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                  (b) The Holder agrees that, upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus, as then in effect, would contain an untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder's receipt of the copies of a supplemented or amended prospectus which corrects such untrue statement or omission and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  4. EXPENSES. All expenses incurred by the Company in registering the Registrable Securities, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of any counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance ("Registration Expenses") shall be borne by the Company. However, Registration Expenses shall not include expenses of counsel for the Holder, any underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of the Registrable Securities ("Selling Expenses"). The Company will pay all Registration Expenses in connection with each registration of the Registrable Securities pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  5. DELAY OF REGISTRATION. The Holder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not



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misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse the Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon: (i) a settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), (ii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or
(iii) the Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished the Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability, expense, or action.

                  (b) To the extent permitted by law, the Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the registration statement, each underwriter for the Company (within the meaning of the Securities Act), and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and will reimburse the Company or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further, that the Holder shall not have any liability under this
Section 6(b) in excess of the net proceeds actually received by the Holder in the relevant public offering.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party in writing of the



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commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, shall, to the extent (but only to the extent) actually prejudicial to its ability to defend such action, relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

                  (d) The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration of this Agreement.

         7.       MISCELLANEOUS

                  (a) WAIVER. No waiver by any party of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

                  (b) NOTICES. All notices and other communications pursuant to this Agreement shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to Company, to:

                           Miracom Corporation
                           1180 Spring Centre South Boulevard
                           Altamonte Springs, Florida  32714
                           Attention:  Shawn D. Lucas
                           Telecopier:  407-772-8739

                  (ii) if to the Holder, to the address set forth below the Holder's signature on the last page of this Agreement.

                  Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three (3) days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

                  (c) INVALIDITY OF PROVISIONS. If any provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.



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                  (d) ENTIRE AGREEMENT. This Agreement contains the entire
understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, oral or written, between the parties with respect to the subject matter hereof.

                  (e) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Facsimile signatures hereon shall have the same legal force and effect as original signatures.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein without otherwise giving effect to principles of conflicts of laws.

                  (h) AMENDMENTS. This Agreement may be amended only by the written consent of all parties hereto.

                  (i) HEADINGS. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Registration
Rights Agreement to be executed and delivered as of the ______ day of __________, 1999.

                                               Print Name of Holder
                                               Address:


                                               -------------------------------
                                               Signature of Holder

                                               If an entity, sign as follows:

                                               By
                                                 -----------------------------
                                                 (Signature of Officer)
                                                 Name:
                                                 Title or other capacity:

MIRACOM CORPORATION

By:
   -------------------------------
      Name:
      Title:




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